Exhibit 99.1

Ebix Announces FourTH Quarter AND FULL YEAR 2014 Results

•	Q4 Revenues of $60.6 million, up 19% year-over-year

•	Q4 Diluted EPS of $0.45, up 14% year-over-year

•	Full Fiscal Year Diluted EPS of $1.67, up 9% year-over-year

ATLANTA, GA - March 13, 2015 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today reported results for the fiscal fourth quarter and full year ended December 31, 2014.

Ebix delivered the following results for the fourth quarter and full year of 2014:

Revenue: Total Q4 2014 revenue was $60.6 million, an increase of 19% on a year-over-year basis, as compared to Q4 2013 revenue of $50.8 million and an increase of $9.8 million over Q3 2014 revenues of $50.8 million.

On a year-over-year basis, Ebix’s Q4 2014 revenue was affected negatively by approximately $1.1 million due to the strengthening of the US dollar as against the currencies in certain of the foreign jurisdictions in which the Company conducts operations. Also, on a constant currency basis, the Company’s Q4 2014 Revenues would have been $1.2 million higher as compared to Q3 2014.

For the full fiscal year of 2014, the Company reported revenue of $214.3 million, an increase of 5% from the prior year revenue of $204.7 million. On a year-over-year basis, Ebix’s full year 2014 revenue was affected negatively by approximately $3.2 million due to the strengthening of the US dollar as against the currencies in certain of the foreign jurisdictions in which the Company conducts operations.

Earnings per Share: Q4 2014 diluted earnings per share increased 14% year-over-year to $0.45, as compared to $0.40 in the fourth quarter of 2013. For purposes of the Q4 2014 EPS calculation, there was an average of 36.8 million diluted shares outstanding during the quarter compared to 38.5 million during the same period in 2013.

For the full year of 2014, diluted earnings per share increased 9% year-over-year to $1.67 from $1.53 in 2013. For purposes of the EPS calculation, there was an average of approximately 38.0 million diluted shares outstanding during the year 2014 as compared to an average of 38.6 million diluted shares outstanding in 2013.

Operating Cash: Cash generated from operations for the fiscal fourth quarter was $20.1 million, up 4% year-over-year, and up 106% as compared to $9.7 million in Q3 of 2014. For the full year, operating cash flow totaled $58.5 million in 2014, up 3% year-over-year as compared to $57.1 million in 2013.

Operating Margins: Operating margins for Q4 2014 were consistent with Q4 2013 at 35%. The operating margins for fiscal year 2014 were, also, consistent with the prior year remaining at 37%.

Net Income: Q4 2014 net income was $16.5 million, a 9% increase on a year-over-year basis, as compared to Q4 2013 net income of $15.2 million. During fiscal year 2014, net income increased $4.3 million or 7%, to $63.6 million compared to $59.3 million during 2013.

Exhibit 99.1

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 79% of the Company’s 2014 Revenues.

(dollar amount in thousands)	Three Months Ended December 31,		Year Ended December 31,
Channel	2014	2013	2014	2013
Exchanges	$ 44,225	$ 41,184	$ 169,437	$ 163,925
Broker Systems	4,086	4,500	17,948	18,378
Risk Compliance Solutions (“RCS”), fka Business Process Outsourcing (“BPO”)	11,390	3,897	21,813	15,678
Carrier Systems	932	1,266	5,123	6,729
Total Revenue	$ 60,633	$ 50,847	$ 214,321	$ 204,710

The quarter-over-quarter Exchange revenue increase is primarily due to the acquisition of Oakstone, stronger growth from existing product lines, partially offset by the considerable strengthening of the US dollar as compared to the Australian dollar and the Brazilian real. The quarter-over-quarter RCS revenue increase is primarily due to the acquisitions of Vertex and i3.

Q1 and Q2 2015 Diluted Share Count: As of March 13, 2015, the Company expects the diluted share count for Q1 2015 and Q2 2015 to be approximately 35.9 and 35.5 million shares, respectively.

Ebix Chairman, President & CEO Robin Raina said, “We are pleased to be closing 2014 on a strong note. Despite the strengthening dollar rate affecting both our top line and bottom line, we have been able to keep our top line and bottom line growing. We are presently focused on growing our top line while keeping our operating margins consistent. Our recent large client wins have given us reason to believe that we have a great year ahead of us.”

Robin said, “We intend to grow our business both organically and through accretive acquisitions in 2015 and beyond. Ebix has proven that it is able to acquire niche recurring revenue businesses at cost effective prices, generating accretive returns on investment expeditiously, yielding great operating margins from the acquired business, and using that new asset to pay down its debt while increasing the Company’s cash flows.”

“Our Board is committed to continuing the share buyback over the next few years. We purchased $55.5 million of stock since August 1, 2014, and at the present annualized diluted share count of 35.6 million shares after these buybacks, our non-GAAP earnings for 2014 would have been 7% higher at $1.79.” Robin added, “We will continue to review our dividend plan along with the pace of the share buy back plan, with a view towards ensuring that we provide enhanced value to our shareholders.”

Robert Kerris, Ebix’s EVP & CFO said, “The Company generated $58.5 million of cash from operations during 2014. We intend to grow Ebix’s top line while astutely managing operating margins to obtain optimal results. Our balance sheet remains strong with the Company having access to $122 million of cash in the form of available capacity from its bank line, cash & cash equivalents. With the strong support that our syndicated bank group has extended to the Company in terms of the present credit facility and the possibility of an enhanced and expanded credit line, we are in the market looking at making larger accretive acquisitions, as well as financing the Company’s continued organic growth initiatives. At year-end 2014, the Company’s working capital position was $35.3 million and our net debt position stood at $69.7 million.”

Exhibit 99.1

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Exhibit 99.1

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Jacqueline Marcus, Edelman - 212-277-3787 or Jacqueline.Marcus@edelman.com
Aaron Tikkoo, Ebix- 678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Operating revenue	$60,633	$50,847	$214,321	$204,710
Operating expenses:

Cost of services provided	17,537	10,086	47,388	40,471
Product development	6,630	6,414	26,860	26,798
Sales and marketing	3,196	4,085	13,840	15,848
General and administrative	9,963	9,808	36,880	36,480
Amortization and depreciation	2,239	2,648	9,681	10,107
Total operating expenses	39,565	33,041	134,649	129,704

Operating income	21,068	17,806	79,672	75,006
Interest income	53	175	379	518
Interest expense	-2,184	-265	-3,034	-1,226
Non-operating income (loss) - put options	0	1,592	296	342
Non-operating expense - securities litigation	-340	0	-690	-4,226
Foreign currency exchange gain (loss)	297	64	829	-262
Income before income taxes	18,894	19,372	77,452	70,152
Income tax expense	-2,347	-4,127	-13,894	-10,878
Net income	$16,547	$15,245	$63,558	$59,274

Basic earnings per common share	$0.45	$0.40	$1.68	$1.58

Diluted earnings per common share	$0.45	$0.40	$1.67	$1.53

Basic weighted average shares outstanding	36,588	38,043	37,809	37,588

Diluted weighted average shares outstanding	36,801	38,536	38,040	38,642

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
	(In thousands, except share and per share amounts)
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$52,300	$56,674
Short-term investments	281	801
Trade accounts receivable, less allowances of $1,619 and $1,049, respectively	41,100	39,070
Deferred tax asset, net	2,113	256
Other current assets	8,067	5,548
Total current assets	103,861	102,349
Property and equipment, net	24,661	8,528
Goodwill	402,220	337,068
Intangibles, net	49,371	50,734
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	18,758	12,194
Other assets	4,553	3,682
Total assets	$634,311	$545,442
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$40,121	$17,818
Accrued payroll and related benefits	5,280	6,482
Short term debt	0	13,062
Liability - securities litigation settlement	0	4,226
Contingent liability for accrued earn-out acquisition consideration	0	4,137
Current portion of long term debt and capital lease obligation, net of discount of $7 and $10, respectively	636	827
Put option liability	0	845
Deferred revenue	22,192	18,918
Current deferred rent	268	254
Other current liabilities	102	106
Total current liabilities	68,599	66,675
Revolving line of credit	120,465	22,840
Other long term debt and capital lease obligation, less current portion, net of discount of $7 and $38, respectively	893	20,124
Contingent liability for accrued earn-out acquisition consideration	5,367	10,283
Deferred revenue	2,496	391
Long term deferred rent	2,091	2,185
Other liabilities	2,179	4,719
Total liabilities	202,090	127,217
Temporary equity	0	5,000

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2014 and 2013	0	0

Exhibit 99.1

Common stock, $.10 par value, 60,000,000 shares authorized, 36,232,074 issued and 36,191,565 outstanding at December 31, 2014 and 38,088,391 issued and 38,047,882 outstanding at December 31, 2013	3,619	3,805
Additional paid-in capital	137,101	164,216
Treasury stock (40,509 shares as of December 31, 2014 and December 31, 2013)	-76	-76
Retained earnings	309,726	257,574
Accumulated other comprehensive loss	-18,149	-12,294
Total stockholders’ equity	432,221	413,225
Total liabilities, temporary equity and stockholders’ equity	$634,311	$545,442

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
	(in thousands)
	Unaudited	Audited	Audited
Cash flows from operating activities:
Net income	$63,558	$59,274	$70,569
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,681	10,107	9,155
Provision for doubtful accounts	1,600	1,147	442
Provision for deferred taxes	-1,966	-10,368	-7,505
Unrealized foreign exchange (gain)/losses	-741	-237	443
Unrealized gain on put option	-296	-341	-191
Share-based compensation	1,792	1,941	2,083
Debt discount amortization on convertible debt	35	42	39
Reduction of acquisition earn-out contingent liability	-10,237	-10,253	-699
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	-1,530	-3,347	-2,023
Other assets	-4,765	80	-371
Accounts payable and accrued expenses	14,670	1,135	730
Accrued payroll and related benefits	1,811	-1,866	-594
Deferred rent	-324	-87	-132
Reserve for potential uncertain income tax return positions	-9,723	6,817	2,745
Liability - securities litigation settlement	-3,528	4,226	0
Other liabilities	-221	-225	-2,384
Deferred revenue	-1,306	-983	-12
Net cash provided by operating activities	58,510	57,062	72,295
Cash flows from investing activities:
Investment in CurePet, net of cash acquired	3	0	0
Investment in Healthcare Magic, net of cash acquired	-5,856	0	0
Investment in Vertex, net of cash acquired	-27,547	0	0
Investment in Oakstone, net of cash acquired	-23,791	0	0
Investment in I3, net of cash acquired	-2,000	0	0
Investment in BSI, net of cash acquired	0	0	-992
Investment in Taimma, net of cash acquired	0	0	-5,003
Investment in Fintechnix, net of cash acquired	0	0	-4,713
Investment in PlanetSoft, net of cash acquired	0	0	-35,078
Investment in TriSystems, net of cash acquired	0	0	-9,277
Investment in CurePet, Inc.	0	0	-2,000
Payment of acquisition earn-out contingency, MCN	0	0	-1,537
Investment in Qatarlyst, net of cash acquired	0	-4,740	0
Payment of acquisition earn-out contingency, USIX		-727	-1,466
Payment of acquisition earn-out contingency, Taimma	-2,250	-2,250	0
Payment of acquisition earn-out contingency, Health Connect Systems	0	0	-2,000
Payment of acquisition earn-out contingency, Trisystems	-563	0	0

Exhibit 99.1

Purchases of marketable securities	0	0	-785
Maturities of marketable securities	495	107	1,466
Investment in Facts	0	0	-25
Capital expenditures	-16,277	-1,230	-1,965
Net cash used in investing activities	-77,786	-8,840	-63,375
Cash flows from financing activities:
Proceeds from / (Repayment) to line of credit, net	97,625	-15,000	6,090
Proceeds from term loan	0	0	45,000
Proceeds from the issuance of note payable	0	0	161
Principal payments on term loan obligation	-31,938	-8,938	-19,125
Repurchase of common stock	-31,854	-2,492	-18,374
Payments of long term debt	-345	-665	-600
Payments for capital lease obligations	-231	-277	-284
Excess tax benefit from share-based compensation	-3,200	3,237	1,044
Proceeds from exercise of common stock options	788	2,161	1,020
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-41	-1,681	-992
Shares reacquired in connection with put option	-3,535	0	0
Dividends paid	-11,406	-2,794	-7,034
Net cash provided (used) by financing activities	15,863	-26,449	6,906
Effect of foreign exchange rates on cash and cash equivalents	$-961	$-1,548	$-3,073
Net change in cash and cash equivalents	-4,374	20,225	12,753
Cash and cash equivalents at the beginning of the year	$56,674	$36,449	$23,696
Cash and cash equivalents at the end of the year	$52,300	$56,674	$36,449
Supplemental disclosures of cash flow information:
Interest paid	1,290	1,169	1,350
Income taxes paid	11,433	13,779	8,590